Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Quarter Ended December 31, 2006

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-112591

APOLLO INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	52-2439556
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9 West 57th Street 14th Floor New York, N.Y.	10019
(Address of principal executive office)	(Zip Code)

(212) 515-3450

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer  ☒    Accelerated Filer  ☐    Non-Accelerated Filer  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The number of shares of the registrant’s Common Stock, $.001 par value, outstanding as of February 3, 2007 was 100,351,002.

APOLLO INVESTMENT CORPORATION

FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 2006

PART I. FINANCIAL INFORMATION

In this Quarterly Report, “Apollo Investment”, “Company”, “AIC”, “Fund”, “we”, “us” and “our” refer to Apollo Investment Corporation unless the context otherwise states.

Item 1. Financial Statements

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	December 31, 2006 (unaudited)		March 31, 2006
Assets
Investments, at fair value (cost - $2,111,248 and $1,520,025, respectively) (1)	$2,249,517		$1,556,698
Cash equivalents, at fair value (cost - $344,602 and $898,374, respectively)	344,580		898,374
Cash	2,451		5,506
Foreign currency	882		1,079
Interest receivable*	38,532		24,827
Receivable for investments sold	—		17,261
Receivable for commitment fee	—		812
Dividends receivable	4,995		173
Prepaid expenses and other assets	5,117		6,344

Total assets	$2,646,074		$2,511,074

Liabilities
Payable for investments and cash equivalents purchased	$344,602		$940,874
Credit facility payable*	926,434	†	323,852
Management and performance-based net investment income incentive fees payable (see note 3)	19,906		12,850
Interest payable	6,412		1,300
Accrued administrative expenses	576		453
Unrealized depreciation on forward foreign currency contract	—		363
Other accrued expenses	1,046		1,527

Total liabilities	$1,298,976		$1,281,219

Net Assets
Common stock, par value $.001 per share, 400,000 and 400,000 common shares authorized, respectively, and 82,351 and 81,192 issued and outstanding, respectively	$82		$81
Paid-in capital in excess of par	1,221,873		1,198,137
Distributions in excess of net investment income (see note 2f)	(19,956)		(7,653)
Accumulated net realized gain	27,297		1,014
Net unrealized appreciation	117,802		38,276

Total Net Assets	$1,347,098		$1,229,855

Total liabilities and net assets	$2,646,074		$2,511,074

Net Asset Value Per Share	$16.36		$15.15

(1)	None of our portfolio companies are controlled by or affiliated with the Company as defined by the Investment Company Act of 1940.
*	Interest receivable includes net unrealized appreciation of $214 (in 000’s) and $17 (in 000’s) at December 31, 2006 and March 31, 2006, respectively. Credit facility payable includes net unrealized depreciation totaling $20,659 (in 000’s) at December 31, 2006 and net unrealized appreciation totaling $1,949 at March 31, 2006 (in 000’s).
†	See note 7.

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three months ended		Nine months ended
	December 31, 2006	December 31, 2005*	December 31, 2006	December 31, 2005*
INVESTMENT INCOME:
Interest	$67,058	$37,425	$173,554	$97,753
Dividends	3,717	58	16,018	3,542
Other income	296	84	1,274	9,079

Total investment income	71,071	37,567	190,846	110,374

EXPENSES:
Management fees	$10,860	$6,421	$29,004	$16,222
Performance-based incentive fees (see note 3)	7,194	5,138	25,898	16,622
Interest and other credit facility expenses	12,848	4,205	26,664	6,980
Administrative services expenses	501	359	2,002	1,074
Other general and administrative expenses	981	920	3,100	3,015

Total expenses	32,384	17,043	86,668	43,913
Expense offset arrangement (see note 8)	(17)	(30)	(82)	(30)

Net expenses	32,367	17,013	86,586	43,883

Net investment income before excise taxes	38,704	20,554	104,260	66,491
Excise tax expense	(670)	—	(670)	—

Net investment income	$38,034	$20,554	$103,590	$66,491

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments and cash equivalents	3,039	2,023	33,329	5,531
Foreign currencies	(3,495)	2,638	(7,046)	5,361

Net realized gain (loss)	(456)	4,661	26,283	10,892

Net change in unrealized gain (loss):
Investments and cash equivalents	31,878	7,500	101,574	(3,088)
Foreign currencies	(12,479)	831	(22,048)	3,821

Net change in unrealized gain (loss)	19,399	8,331	79,526	733

Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currencies	18,943	12,992	105,809	11,625

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$56,977	$33,546	$209,399	$78,116

EARNINGS PER COMMON SHARE (see note 5)	$0.69	$0.53	$2.57	$1.25

*	Certain amounts have been reclassified to conform to the current period’s presentation.

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF CHANGES IN NET ASSETS

(in thousands, except shares)

	Nine months ended December 31, 2006 (unaudited)	Year ended March 31, 2006
Increase in net assets from operations:
Net investment income	$103,590	$89,143
Net realized gains	26,283	11,165
Net change in unrealized gain	79,526	20,079

Net increase in net assets resulting from operations	209,399	120,387

Dividends and distributions to shareholders:	(115,893)	(102,735)

Capital share transactions:
Net proceeds from shares sold	—	294,056
Less offering costs related to public share offerings	(109)	(396)
Reinvestment of dividends	23,846	25,657

Net increase in net assets resulting from capital share transactions	23,737	319,317

Total increase in net assets:	117,243	336,969

Net assets at beginning of period	1,229,855	892,886

Net assets at end of period	$1,347,098	$1,229,855

Capital share activity
Shares sold	—	17,250,000
Shares issued from reinvestment of dividends	1,159,048	1,386,978

Net increase in capital share activity	1,159,048	18,636,978

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF CASH FLOWS (unaudited)

(in thousands)

	Nine months ended
	December 31, 2006	December 31, 2005
Cash Flows from Operating Activities:
Net Increase in Net Assets Resulting from Operations	$209,399	$78,116
Adjustments to reconcile net increase:
Purchase of investment securities	(1,109,081)	(866,187)
Proceeds from disposition of investment securities	551,280	356,886
Decrease (increase) from foreign currency transactions	(7,046)	5,321
Increase in interest and dividends receivable	(18,331)	(6,930)
Decrease (increase) in prepaid expenses and other assets	2,040	(3,065)
Increase in management and performance-based incentive fees payable	7,056	7,067
Increase in interest payable	5,112	1,791
Increase (decrease) in accrued expenses	(358)	306
Decrease in payable for investments and cash equivalents purchased	(596,365)	(347,790)
Decrease (increase) in receivables for securities sold	17,261	(388)
Net change in unrealized appreciation on investments, cash equivalents, foreign currencies and other assets and liabilities	(79,548)	(733)
Net realized gain on investments and cash equivalents	(26,283)	(10,892)

Net Cash Used by Operating Activities	(1,044,864)	(786,498)

Cash Flows from Financing Activities:
Offering costs from the issuance of common stock	(109)	—
Dividends paid in cash	(92,047)	(55,538)
Borrowings under credit facility	1,250,751	571,908
Repayments under credit facility	(670,777)	(153,700)

Net Cash Provided by Financing Activities	$487,818	$362,670

NET DECREASE IN CASH AND CASH EQUIVALENTS	($557,046)	($423,828)
Effect of exchange rates on cash balances	—	(1)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	904,959	878,264

CASH AND CASH EQUIVALENTS, END OF PERIOD	$347,913	$454,435

Non-cash financing activities for the nine months ended December 31, 2006 and nine months ended December 31, 2005 consist of the reinvestment of dividends totaling $23,846 and $18,601, respectively (in thousands).

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited)

December 31, 2006

(in thousands)

Portfolio Company (1)	Industry	Par Amount*	Cost	Fair Value (2)
Subordinated Debt/Corporate Notes – 109.2%
Advantage Sales & Marketing, Inc., 12.00%, 3/29/14	Grocery	$30,466	$29,901	$30,466
ALM Media Holdings, Inc., 13.00%, 3/15/13 ♦	Publishing	20,018	19,882	20,018
Altice France Est SAS (Numericable), E+912.5, 6/15/16	Cable TV	€21,701	27,777	29,402
AMH Holdings II, Inc. (Associated Materials), 13.625%, 12/1/14 ♦	Building Products	$47,675	46,776	47,675
Anthony, Inc., 13.50%, 9/1/12 ♦	Manufacturing	9,818	9,704	9,818
API Heat Transfer, Inc., 13.75%, 12/31/12	Manufacturing	26,729	26,313	26,729
Applied Systems, Inc., 13.50%, 6/19/14	Business Services	22,000	21,892	22,220
Arbonne Intermediate Holdco Inc. (Natural Products Group LLC), 13.50%, 6/19/14	Direct Marketing	58,853	58,659	58,853
Associated Materials, Inc., 0% / 11.25%, 3/1/14	Building Products	58,415	35,357	39,284
Audatex Holdings III, B.V., E+900, 10/13/14	Business Services	€15,907	19,596	21,500
Brenntag Holding GmbH & Co. KG, E+900, 1/25/16	Chemicals	€15,303	18,140	20,612
Collect America, Ltd., 13.50%, 8/5/12 ♦	Consumer Finance	$36,320	35,689	36,320
Delta Educational Systems, Inc., 14.00%, 5/12/13	Education	18,527	17,886	18,527
DSI Renal Inc., 14.00%, 3/31/14	Healthcare	10,147	10,147	10,147
Eurofresh, Inc., 0% / 14.50%, 1/15/14 ♦	Agriculture	26,504	17,631	14,842
Eurofresh, Inc., 11.50%, 1/15/13 ♦	Agriculture	50,000	50,000	47,000
European Directories (DH5) B.V., 15.735%, 7/1/16	Publishing	€2,176	2,641	2,941
European Directories (DH7) B.V., E+950, 7/1/15	Publishing	€15,126	18,502	20,445
FCI International S.A.S., E+875, 11/3/15 (3)	Electronics	€23,661	28,681	31,647
Fidji Luxembourg (BC2) S.A.R.L. (FCI International S.A.S.), E+1125, 8/3/16 (4)	Electronics	€17,500	20,999	23,198
FleetPride Corporation, 11.50%, 10/1/14 ♦	Transportation	$47,500	47,500	47,619
FPC Holdings, Inc. (FleetPride Corporation), 0% / 14.00%, 6/30/15 ♦	Transportation	37,846	27,082	26,984
Hanley Wood LLC, 12.25%, 8/1/13 ♦	Media	60,000	59,468	60,000
Language Line Holdings, Inc., 0% / 14.125%, 6/15/13	Business Services	27,678	20,511	18,890
Language Line Inc., 11.125%, 6/15/12	Business Services	27,081	26,808	27,419
Latham Manufacturing Corp., 14.00%, 12/30/12	Leisure Equipment	34,039	33,508	34,039
Lexicon Marketing (USA), Inc., 13.25%, 5/11/13	Direct Marketing	28,305	28,305	28,305
LVI Services, Inc., 15.25%, 11/16/12	Environmental	43,000	43,000	43,000

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited) (continued)

December 31, 2006

(in thousands, except shares)

	Industry	Par Amount*	Cost	Fair Value (2)
Subordinated Debt/Corporate Notes – (continued)
MW Industries, Inc., 13.00%, 5/1/14	Manufacturing	$60,000	$58,816	$60,000
Nielsen Finance LLC, 0% / 12.50%, 8/1/16 ♦	Market Research	91,000	50,965	63,359
OTC Investors Corporation, 13.50%, 1/31/15	Direct Marketing	20,000	20,000	20,000
PBM Holdings, Inc., 13.50%, 9/29/13	Beverage, Food & Tobacco	17,613	17,613	17,613
Playpower Holdings Inc., 15.50%, 12/31/12 ♦	Leisure Equipment	62,100	62,100	62,100
Pro Mach Merger Sub, Inc., 12.50%, 6/15/12	Machinery	14,471	14,244	14,471
QHB Holdings LLC (Quality Home Brands), 13.50%, 12/20/13	Consumer Products	37,552	36,546	37,552
RSA Holdings Corp. of Delaware (American Safety Razor), 13.50%, 7/31/15	Consumer Products	37,036	37,036	37,036
Safety Products Holdings LLC, 11.75%, 1/1/12 ♦	Manufacturing	28,684	28,226	29,150
SCI Holdings, Inc. (Sorenson Communications), L+900, 8/18/14	Consumer Services	17,919	17,501	18,098
Serpering Investments B.V. (Casema), E+925, 10/6/16†	Cable TV	€15,271	19,144	20,480
Sigmakalon Holdco B.V., E+1000, 12/31/15	Chemicals	€48,729	59,286	65,220
Tumi Holdings, Inc., L+1100, 12/31/14	Consumer Products	$13,681	13,681	13,886
TDS Logistics, Inc., 14.75%, 2/26/10	Logistics	19,650	19,448	19,650
Varel Holdings, Inc., 14.00%, 4/30/12	Oil & Gas	18,000	16,269	18,000
Varel International Ind., L.P., 11.50%, 10/31/11	Oil & Gas	47,000	46,091	47,000
WDAC Intermediate Corp., 13.75%, 6/1/15	Publishing	€42,962	56,824	58,269
Ypso France SAS (Numericable), E+912.5, 6/15/16	Cable TV	€37,888	48,524	51,335

Total Subordinated Debt/Corporate Notes			$1,424,669	$1,471,119

		Shares
Preferred Equity – 3.6%
DSI Holding Company, Inc. (DSI Renal Inc.), 15.00%, 9/30/14	Healthcare	32,500	$31,757	$32,500
Gryphon Colleges Corporation (Delta Educational Systems, Inc.), 13.50%, 5/12/14	Education	12,360	10,950	12,360
Gryphon Colleges Corporation (Delta Educational Systems, Inc.), 12.50% (Conv.)	Education	3,325	3,325	3,325
LVI Acquisition Corp. (LVI Services, Inc.), 14.00%	Environmental	1,875	1,875	366

Total Preferred Equity			$47,907	$48,551

Common Equity/Partnership Interests – 12.9%

CA Holding, Inc. (Collect America, Ltd.)	Consumer Finance	25,000	$2,500	$3,844
DTPI Holdings, Inc. (American Asphalt & Grading)**	Infrastructure	200,000	2,000	—

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited) (continued)

December 31, 2006

(in thousands, except shares/warrants)

	Industry	Shares	Cost	Fair Value (2)
Common Equity/Partnership Interests (continued)
FSC Holdings Inc. (Hanley Wood LLC)**	Media	10,000	$10,000	$14,396
Garden Fresh Restaurant Holding, LLC**	Retail	50,000	5,000	7,534
Gryphon Colleges Corporation (Delta Educational Systems, Inc.)	Education	175	175	267
GS Prysmian Co-Invest L.P. (Prysmian Cables & Systems) (5,6)	Industrial		2,786	98,368
Latham International, Inc. (fka Latham Acquisition Corp.) **	Leisure Equipment	33,091	3,309	3,571
LM Acquisition Ltd. (Lexicon Marketing Inc.)	Direct Marketing	10,000	10,000	18,808
LVI Acquisition Corp. (LVI Services, Inc.)**	Environmental	6,250	625	—
MEG Energy Corp. (7)	Oil & Gas	836,000	19,676	19,756
Pro Mach Co-Investment, LLC**	Machinery	150,000	1,500	2,162
Sorenson Communications Holdings, LLC Class A	Consumer Services	454,828	45	2,255
TDS Logistics, Inc.**	Logistics	250,000	2,500	3,016

Total Common Equity and Partnership Interests			$60,116	$173,977

		Warrants
Warrants – 0.5%
DSI Holdings Company, Inc. (DSI Renal Inc.), Common	Healthcare	5,011,327	—	$3,071
Gryphon Colleges Corporation (Delta Educational Systems, Inc.), Common	Education	98	$98	109
Gryphon Colleges Corporation (Delta Educational Systems, Inc.), Class A-1 Preferred	Education	459	459	510
Gryphon Colleges Corporation (Delta Educational Systems, Inc.), Class B-1 Preferred	Education	1,043	1,043	1,157
Varel Holdings, Inc.	Oil & Gas	40,060	1,423	1,974

Total Warrants			$3,023	$6,821

		Par Amount*
Bank Debt/Senior Secured Loans (8) – 40.8%
1st Lien Bank Debt/Senior Secured Loans – 2.7%
Alliance Mortgage Investments, Inc., 6/1/10	Consumer Finance	$35,625	$35,626	$35,625

2nd Lien Bank Debt/Senior Secured Loans – 38.1%
American Asphalt & Grading Co., 7/1/11	Infrastructure	26,500	26,500	11,925
Anthony, Inc., 9/1/11	Manufacturing	13,000	12,905	13,000
BNY Convergex Group, LLC, 4/2/14	Business Services	50,000	49,755	50,344
C.H.I. Overhead Doors, Inc., 10/22/11	Building Products	15,000	15,030	15,094
Clean Earth, Inc., 10/14/11	Environmental	25,000	24,973	25,297

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited) (continued)

December 31, 2006

(in thousands)

	Industry	Par Amount*	Cost	Fair Value (2)
2nd Lien Bank Debt/Senior Secured Loans (continued)
Cygnus Business Media, Inc., 1/13/10	Media	$10,000	$9,940	$9,975
Diam International, 7/1/12***	Consumer Products	20,231	20,203	1,011
Diam International, Jr. Revolving Credit, 6/30/11***	Consumer Products	1,308	1,308	360
Dr. Leonard’s Healthcare Corp., 7/31/12	Direct Marketing	22,000	22,000	22,055
DX III Holdings Corp. (Deluxe Entertainment Services Group Inc.), 7/28/11	Broadcasting & Entertainment	55,000	54,085	57,200
Garden Fresh Restaurant Corp., 12/22/11	Retail	26,000	25,780	26,000
Natural Products Group LLC, 12/19/13	Direct Marketing	25,000	25,000	25,250
N.E.W. Customer Service Companies, 2/8/14	Consumer Services	70,000	70,000	70,612
Oceania Cruises, Inc., 11/13/13	Hotels, Motels, Inns & Gaming	20,000	20,000	20,219
Quality Home Brands Holdings LLC, 6/20/13	Consumer Products	40,000	39,428	40,200
Sheridan Healthcare, Inc., 11/9/12	Healthcare	30,000	30,000	30,375
Sorenson Communications, Inc., 2/6/13	Consumer Services	75,000	75,000	76,312
Summit Business Media Intermediate Holding Company, Inc., 11/4/13	Media	15,000	15,000	15,169
Tumi Holdings, Inc., 6/30/14	Consumer Products	3,000	3,000	3,026

Total 2nd Lien Bank Debt/Senior Secured Loans			$539,907	$513,424

Total Bank Debt/Senior Secured Loans			$575,533	$549,049

Total Investments			$2,111,248	$2,249,517

Cash Equivalents – 25.6%
U.S. Treasury Bill, 4.98%, 4/26/07	Government	$350,000	$344,602	$344,580

Total Investments & Cash Equivalents - 192.6% (9)			$2,455,850	$2,594,097

Liabilities in excess of other assets – (92.6%)				(1,246,999)

Net Assets – 100.0%				$1,347,098

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited) (continued)

December 31, 2006

(in thousands, except warrants)

(1)	None of our portfolio companies is controlled or affiliated as defined by the Investment Company Act of 1940.
(2)	Fair value is determined by or under the direction of the Board of Directors of the Company (see Note 2).
(3)	Includes 27,433 attached warrants.
(4)	Includes 21,336 attached warrants.
(5)	Denominated in Euro (€).
(6)	The Company is the sole Limited Partner in GS Prysmian Co-Invest L.P.
(7)	Denominated in Canadian dollars.
(8)	Represent floating rate instruments that accrue interest at a predetermined spread relative to an index, typically the LIBOR (London Inter-bank Offered Rate), EURIBOR (Euro Inter-bank Offered Rate), GBP LIBOR (London Inter-bank Offered Rate for British Pounds), or the Prime Rate. At December 31, 2006, the range of interest rates on floating rate bank debt was
11.86% -16.00%.
(9)	Aggregate gross unrealized appreciation for federal income tax purposes is $159,743; aggregate gross unrealized depreciation for federal income tax purposes is $46,722. Net unrealized appreciation is $113,021 based on a tax cost of $2,481,076.
♦	These securities are exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions that are exempt from registration, normally to qualified institutional buyers.
*	Denominated in USD unless otherwise noted.
**	Non-income producing security.
***	Non-accrual status.
†	See Note 13.

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited) (continued)

December 31, 2006

Industry Classification	Percentage at December 31, 2006
Direct Marketing	7.7%
Consumer Services	7.4%
Business Services	6.2%
Manufacturing	6.2%
Consumer Products	5.9%
Building Products	4.5%
Publishing	4.5%
Cable TV	4.5%
Leisure Equipment	4.4%
Media	4.4%
Industrial	4.4%
Oil & Gas	3.9%
Chemicals	3.8%
Healthcare	3.4%
Consumer Finance	3.4%
Transportation	3.3%
Environmental	3.1%
Market Research	2.8%
Agriculture	2.8%
Broadcasting & Entertainment	2.6%
Electronics	2.4%
Education	1.6%
Retail	1.5%
Grocery	1.4%
Logistics	1.0%
Hotels, Motels, Inns and Gaming	0.9%
Beverage, Food, & Tobacco	0.8%
Machinery	0.7%
Infrastructure	0.5%

Total Investments	100.0%

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS

March 31, 2006

(in thousands, except shares)

Portfolio Company (1)	Industry	Par Amount*	Cost	Fair Value (2)
Subordinated Debt/Corporate Notes – 76.2%
Advantage Sales & Marketing, Inc., 12.00%, 3/29/14	Grocery	$30,000	$29,400	$30,000
ALM Media Holdings, Inc., 13.00%, 3/15/13 ♦	Publishing	17,649	17,502	17,649
AMH Holdings II, Inc. (Associated Materials), 13.625%, 12/1/14 ♦	Building Products	46,826	45,882	45,655
Anthony, Inc., 13.50%, 9/1/12 ♦	Manufacturing	9,707	9,584	9,707
API Heat Transfer, Inc., 13.75%, 12/31/12	Manufacturing	19,218	18,906	19,218
Associated Materials, Inc., 0% / 11.25%, 3/1/14	Building Products	58,415	31,496	34,027
Brenntag Holding GmbH & Co. KG, E+900, 1/25/16	Chemicals	€15,070	17,850	18,875
Collect America, Ltd., 13.50%, 8/5/12 ♦	Financial Services	36,320	35,636	36,320
Eurofresh, Inc., 0% / 14.50%, 1/15/14 ♦	Agriculture	26,504	15,678	15,020
Eurofresh, Inc., 11.50%, 1/15/13 ♦	Agriculture	50,000	50,000	50,375
European Directories (DH5) B.V., 15.735%, 7/1/16	Publishing	€1,857	2,228	2,315
European Directories (DH7) B.V., E+950, 7/1/15	Publishing	€14,424	17,590	17,979
FCI International S.A.S., E+875, 11/3/15 (3)	Electronics	€22,500	27,206	28,249
Fidji Luxembourg (BC2) S.A.R.L. (FCI International S.A.S.), E+1125, 8/3/16 (4)	Electronics	€17,500	20,999	21,284
Hanley Wood LLC, 12.25%, 8/1/13 ♦	Media	60,000	59,431	60,000
Language Line Holdings, Inc., 0% / 14.125%, 6/15/13	Business Services	27,678	18,452	14,116
Language Line Inc., 11.125%, 6/15/12	Business Services	27,081	26,776	25,253
Latham Manufacturing Corp., 14.00%, 6/30/11	Leisure Equipment	43,760	42,991	43,760
Lexicon Marketing (USA), Inc., 13.75%, 1/2/12	Direct Marketing	27,647	27,170	27,647
LVI Services, Inc., 13.25%, 11/16/12	Environmental	43,000	42,168	43,000
National Renal Institutes, Inc., 14.00%, 3/31/14	Healthcare	10,000	10,000	10,000
N.E.W. Customer Service Companies Inc., 14.00%, Convertible, 8/17/13	Consumer Services	8,320	8,320	12,316
Playpower Holdings Inc., 15.50%, 11/30/12 ♦	Leisure Equipment	70,560	70,560	70,560
Pro Mach Merger Sub, Inc., 12.50%, 6/15/12	Machinery	19,359	19,021	19,359
Safety Products Holdings LLC, 11.75%, 1/1/12 ♦	Manufacturing	27,093	26,588	27,923
SCI Holdings, Inc. (Sorenson Communications), 13.00%, 11/15/13	Consumer Services	29,390	29,390	29,390

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (continued)

March 31, 2006

(in thousands, except shares)

	Industry	Par Amount*	Cost	Fair Value (2)
Subordinated Debt/Corporate Notes – (continued)
Sigmakalon Holdco B.V., E+1000, 12/31/15	Chemicals	€47,162	$57,296	$58,000
Sirona Dental Systems GmbH, E+950, 6/30/15	Healthcare	€22,096	26,479	27,676
Source Media Holdings Inc., 13.00%, 11/30/12 ♦	Publishing	$18,240	17,901	18,240
Travelex Global, GBP L+950, 10/30/15	Financial Services	£13,172	24,223	23,248
Tumi Holdings, Inc., L+1100, 12/31/14	Consumer Products	$13,175	13,175	13,439
TDS Logistics, Inc., 14.75%, 2/26/10	Logistics	18,826	18,588	18,826
WDAC Intermediate Corp., 13.75%, 6/1/15	Publishing	€37,613	49,992	47,527

Total Subordinated Debt/Corporate Notes			$928,478	$936,953

	Industry	Shares	Cost	Fair Value (2)
Preferred Equity – 3.0%
DSI Holdings Company, Inc. (DSI Renal Inc.), 15.00% (5)	Healthcare	32,500	$31,687	$32,500
LVI Acquisition Corp. (LVI Services, Inc.), 14.00%	Environmental	1,875	1,875	1,875
Sorenson Communications Holdings, LLC Class B, 10.00%	Consumer Services	1,943	1,943	1,943

Total Preferred Equity			$35,505	$36,318

	Industry	Shares	Cost	Fair Value (2)
Common Equity/Partnership Interests – 8.8%
CA Holding, Inc. (Collect America, Ltd.)	Financial Services	25,000	$2,500	$2,969
DTPI Holdings, Inc. (American Asphalt & Grading)	Infrastructure	200,000	2,000	723
FSC Holdings Inc. (Hanley Wood LLC)	Media	10,000	10,000	10,658
Garden Fresh Restaurant Holding, LLC	Retail	50,000	5,000	5,000
GS Prysmian Co-Invest L.P. (Prysmian Cables & Systems) (6,7)	Industrial		24,928	39,354
Latham Acquisition Corp.**	Leisure Equipment	33,091	3,309	3,518
LM Acquisition Ltd. (Lexicon Marketing Inc.) **	Direct Marketing	10,000	10,000	15,408
LVI Acquisition Corp. (LVI Services, Inc.)	Environmental	6,250	625	812
MEG Energy Corp.	Oil & Gas	836,000	19,676	19,707
N.E.W. Customer Service Companies, Inc.	Consumer Services	1,105,961	3,415	6,620
Pro Mach Co-investment, LLC**	Machinery	150,000	1,500	1,826
Sorenson Communications Holdings, LLC Class A	Consumer Services	570,120	57	852

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (continued)

March 31, 2006

(in thousands, except shares)

	Industry	Shares	Cost	Fair Value (2)
Common Equity/Partnership Interests (continued)
TDS Logistics, Inc.**	Logistics	250,000	$2,500	$1,398

Total Common Equity and Partnership Interests			$85,510	$108,845

		Par Amount*
Bank Debt/Senior Secured Loans (8) – 38.6%
1st Lien Bank Debt/Senior Secured Loans – 3.0%
Alliance Mortgage Investments, Inc., 6/1/10	Consumer Finance	$36,250	$36,252	$36,250

2nd Lien Bank Debt/Senior Secured Loans – 35.6%
ALM Media Holdings, Inc., 3/7/11	Publishing	$27,750	$27,750	$27,750
American Asphalt & Grading Co., 7/1/11	Infrastructure	26,500	26,500	26,367
American Safety Razor, 9/21/12	Consumer Products	11,500	11,500	11,586
Anthony International, 9/1/11	Manufacturing	13,000	12,894	13,000
C.H.I. Overhead Doors, Inc., 10/22/11	Building Products	10,000	9,957	10,112
Clean Earth, Inc., 10/14/11	Environmental	25,000	24,970	25,312
Cygnus Business Media, Inc., 1/13/10	Media	10,000	9,928	9,950
Diam International, 7/1/12	Consumer Products	20,000	20,000	17,300
Dr. Leonard’s Healthcare Corp., 7/31/12	Direct Marketing	22,000	22,000	22,055
DX III Holdings Corp. (Deluxe Entertainment Services Group Inc.), 7/28/11	Broadcasting & Entertainment	55,000	53,936	56,650
Garden Fresh Restaurant Corp., 12/22/11	Retail	25,000	24,757	25,000
Healthy Directions, LLC, 8/31/11	Vitamins, Supplements	14,925	14,925	15,000
Natural Products Group LLC, 8/16/12	Direct Marketing	25,000	24,744	25,063
NES Rentals Holdings Inc., 8/17/10	Equipment Rental	19,638	19,638	19,908
N.E.W. Customer Service Companies, 7/1/12	Consumer Services	50,000	50,000	50,875
PGT Industries, Inc., 8/14/12	Buildings & Real Estate	40,000	40,000	40,900
Sorenson Communications, Inc., 5/15/13	Consumer Services	17,000	17,000	17,432
Survey Sampling International, LLC, 5/7/12	Market Research	7,500	7,483	7,580
Tumi Holdings, Inc., 6/30/14	Consumer Products	3,000	3,000	3,030

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (continued)

March 31, 2006

(in thousands, except shares)

	Industry	Par Amount*	Cost	Fair Value (2)
2nd Lien Bank Debt/Senior Secured Loans (continued)
United Site Services, Inc., 6/30/10	Environmental	$13,462	$13,298	$13,462

Total 2nd Lien Bank Debt/Senior Secured Loans			$434,280	$438,332

Total Bank Debt/Senior Secured Loans			$470,532	$474,582

Total Investments			$1,520,025	$1,556,698

Cash Equivalents – 73.0%
U.S. Cash Management Bill, 4.60%, 4/17/06	Government	$900,000	$898,374	$898,374

Total Investments & Cash Equivalents - 199.6% (9)			$2,418,399	$2,455,072

Liabilities in excess of other assets – (99.6%)				(1,225,217)

Net Assets – 100.0%				$1,229,855

(1)	None of our portfolio companies is controlled or affiliated as defined by the Investment Company Act of 1940.
(2)	Fair value is determined by or under the direction of the Board of Directors of the Company (see Note 2).
(3)	Includes 27,433 attached warrants.
(4)	Includes 21,336 attached warrants.
(5)	Includes 5,011,327 detachable warrants.
(6)	Denominated in Euro (€).
(7)	The Company is the sole Limited Partner in GS Prysmian Co-Invest L.P.
(8)	Represent floating rate instruments that accrue interest at a predetermined spread relative to an index, typically the LIBOR (London Inter-bank Offered Rate), EURIBOR (Euro Inter-bank Offered Rate), GBP Libor (London Inter-bank Offered Rate for British Pounds), or the Prime Rate. At March 31, 2006, the range of interest rates on floating rate investments was 10.47% - 15.98%.
(9)	Aggregate gross unrealized appreciation for federal income tax purposes is $44,670; aggregate gross unrealized depreciation for federal income tax purposes is $16,391. Net unrealized appreciation is $28,279 based on a tax cost of $2,426,793.
♦	These securities are exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions that are exempt from registration, normally to qualified institutional buyers.
*	Denominated in USD unless otherwise noted.
**	Non-income producing security.

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (continued)

March 31, 2006

Industry Classification	Percentage at March 31, 2006
Publishing	8.5%
Consumer Services	7.7%
Leisure Equipment	7.6%
Direct Marketing	5.8%
Building Products	5.8%
Environmental	5.4%
Media	5.2%
Chemicals	4.9%
Healthcare	4.5%
Manufacturing	4.5%
Agriculture	4.2%
Financial Services	4.0%
Broadcasting & Entertainment	3.6%
Electronics	3.2%
Consumer Products	2.9%
Buildings & Real Estate	2.6%
Business Services	2.5%
Industrial	2.5%
Consumer Finance	2.3%
Retail	1.9%
Grocery	1.9%
Infrastructure	1.7%
Machinery	1.4%
Logistics	1.3%
Equipment Rental	1.3%
Oil & Gas	1.3%
Vitamins, Supplements	1.0%
Market Research	0.5%

Total Investments	100.0%

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (unaudited)

(in thousands except share and per share amounts)

Note 1. Organization

Apollo Investment Corporation (“Apollo Investment”, the “Company”, or “We”), a Maryland corporation organized on February 2, 2004, is a closed-end, non-diversified management investment company that has filed an election to be treated as a business development company (“BDC”) under the Investment Company Act of 1940. In addition, for tax purposes we have elected to be treated as a regulated investment company, or RIC, under the Internal Revenue Code of 1986, as amended. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in middle-market companies in the form of mezzanine and senior secured loans, each of which may include an equity component, and, to a lesser extent, by making direct equity investments in such companies.

On April 8, 2004, Apollo Investment closed its initial public offering and sold 62,000,000 shares of its common stock at a price of $15.00 per share, less an underwriting discount and commissions totaling $0.9375 per share. We commenced operations on April 8, 2004 as we received $870.15 million in total net proceeds from the offering.

Note 2. Significant Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reported period. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ materially.

Interim financial statements are prepared in accordance with GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Article 6 or 10 of Regulation S-X, as appropriate. In accordance with Article 6-09 of Regulation S-X under the Exchange Act, we are providing a Statement of Changes in Net Assets in lieu of a Statement of Changes in Stockholders’ Equity. In addition, certain prior period amounts have been reclassified to conform with the current period presentation. In the opinion of management, all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of financial statements for the interim period, have been included.

The significant accounting policies consistently followed by Apollo Investment are:

(a)	Security transactions are accounted for on the trade date; investments for which market quotations are readily available are valued at such market quotations; debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value as determined in good faith by or under the direction of our Board of Directors. Subordinated debt, senior secured debt and other debt securities with maturities greater than 60 days are valued by an independent pricing service or at the mean between the bid and ask prices from at least two brokers or dealers (if available, otherwise by a principal market maker or a primary market dealer). With respect to certain private equity securities, each investment will be valued by independent third party valuation firms using methods that may, among other measures and as applicable, include comparisons of financial ratios of the portfolio companies that issued such private equity securities to peer companies that are public. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we will consider the pricing indicated by the external event to corroborate our private equity valuation. Because we expect that there will not be a readily available market value for many of the investments in our portfolio, we expect to value such investments at fair value as determined in good faith by or under the direction of our Board of Directors using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (unaudited) (continued)

(in thousands except share and per share amounts)

With respect to our investments for which market quotations are not readily available, our Board of Directors undertakes a multi-step valuation process each quarter, as described below:

(1)	the Company’s quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals responsible for the portfolio investment;

(2)	preliminary valuation conclusions are then documented and discussed with our senior management;

(3)	independent valuation firms engaged by our board of directors conduct independent appraisals and review management’s preliminary valuations and their own independent assessment;

(4)	the audit committee of our board of directors reviews the preliminary valuation of our investment adviser and that of the independent valuation firms and responds and supplements the valuation recommendation of the independent valuation firm to reflect any comments; and

(5)	the board of directors discusses valuations and determines the fair value of each investment in our portfolio in good faith based on the input of our investment adviser, the respective independent valuation firms and the audit committee.

The types of factors that we may take into account in fair value pricing our investments include, as relevant, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison to publicly traded securities and other relevant factors.

Determination of fair values involves subjective judgments and estimates. Accordingly, these notes to our financial statements express the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

(b)	Investments purchased within 60 days of maturity are valued at cost plus accreted discount, or minus amortized premium, which approximates value.

(c)	Gains or losses on the sale of investments are calculated by using the specific identification method.

(d)	Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Origination, closing and/or commitment fees associated with investments in portfolio companies are accreted into interest income over the respective terms of the applicable loans. Upon the prepayment of a loan or debt security, any prepayment penalties and unamortized loan origination, closing and commitment fees are recorded as interest income.

(e)	The Company intends to comply with the applicable provisions of the Internal Revenue Code of 1986, as amended, pertaining to regulated investment companies to make distributions of taxable income sufficient to relieve it from substantially all Federal income taxes. The Company, at its discretion, may carry forward taxable income in excess of calendar year distributions and pay a 4% excise tax on this income. The Company will accrue excise tax on estimated excess taxable income as required.

(f)	Book and tax basis differences relating to stockholder dividends and distributions and other permanent book and tax differences are reclassified to paid-in capital. In addition, the character of income and gains to be distributed is determined in accordance with income tax regulations that may differ from accounting principles generally accepted in the United States of America.

(g)	Dividends and distributions to common stockholders are recorded as of record date. The amount to be paid out as a dividend is determined by the Board of Directors each quarter and is generally based upon the earnings estimated by management. Net realized capital gains, if any, are distributed at least annually.

(h)	The accounting records of the Company are maintained in U.S. dollars. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the rate of exchange of such currencies against U.S. dollars on the date of valuation. The Company’s investments in foreign securities may involve certain risks such as foreign exchange restrictions, expropriation, taxation or other political, social or economic risks, all of which could affect the market and/or credit risk of the investment. In addition, changes in the relationship of foreign currencies to the U.S. dollar can significantly affect the value of these investments and therefore the earnings of the Company.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (unaudited) (continued)

(in thousands except share and per share amounts)

(i)	The Company may enter into forward exchange contracts in order to hedge against foreign currency risk. These contracts are marked-to-market by recognizing the difference between the contract exchange rate and the current market rate as unrealized appreciation or depreciation. Realized gains or losses are recognized when contracts are settled.

(j)	The Company records origination expenses related to its multi-currency credit facility as prepaid assets. These expenses are deferred and amortized using the straight-line method over the stated life of the facility.

(k)	The Company records registration expenses related to Shelf filings as prepaid assets. These expenses are charged as a reduction of capital upon utilization, in accordance with Section 8.24 of the AICPA Audit and Accounting Guide for Investment Companies.

(l)	Loans are placed on non-accrual status when principal or interest payments are past due 30 days or more or when there is reasonable doubt that principal or interest will be collected. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment. Non-accrual loans are restored to accrual status when past due principal and interest is paid and in management’s judgment, are likely to remain current.

(m)	In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes. FIN 48 is effective for financial statements issued for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. We are continuing to review the FASB’s issuance of FIN 48 to determine if it will have a material impact on the Company’s financial condition or results of operations. At this time, we do not believe that the Interpretation will have a material impact on the Company’s financial condition or results of operations.

(n)	In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) 157, Fair Value Measurements, which clarifies the definition of fair value and requires companies to expand their disclosure about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. Adoption of SFAS 157 requires the use of the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. At this time, the Company is in the process of reviewing the Standard against its current valuation policies to determine future applicability.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (unaudited) (continued)

(in thousands except share and per share amounts)

Note 3. Agreements

Apollo Investment has an Investment Advisory and Management Agreement with the Investment Adviser, Apollo Investment Management, L.P., under which the Investment Adviser, subject to the overall supervision of Apollo Investment’s Board of Directors, will manage the day-to-day operations of, and provide investment advisory services to, Apollo Investment. For providing these services, the Investment Adviser receives a fee from Apollo Investment, consisting of two components—a base management fee and an incentive fee. The base management fee is determined by taking the average value of Apollo Investment’s gross assets at the end of the two most recently completed calendar quarters calculated at an annual rate of 2.00%. The incentive fee has two parts, as follows: one part is calculated and payable quarterly in arrears based on Apollo Investment’s pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus Apollo Investment’s operating expenses for the quarter (including the base management fee, any expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income does not include any realized capital gains computed net of all realized capital losses and unrealized capital depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of Apollo Investment’s net assets at the end of the immediately preceding calendar quarter, is compared to the hurdle rate of 1.75% per quarter (7% annualized). Our net investment income used to calculate this part of the incentive fee is also included in the amount of our gross assets used to calculate the 2% base management fee. Apollo Investment pays the Investment Adviser an incentive fee with respect to Apollo Investment’s pre-incentive fee net investment income in each calendar quarter as follows: (1) no incentive fee in any calendar quarter in which Apollo Investment’s pre-incentive fee net investment income does not exceed the hurdle rate; (2) 100% of Apollo Investment’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter; and (3) 20% of the amount of Apollo Investment’s pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter. These calculations are appropriately pro rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. The second part of the incentive fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory and Management Agreement, as of the termination date), commencing on December 31, 2004, and will equal 20% of Apollo Investment’s cumulative realized capital gains less cumulative realized capital losses, unrealized capital depreciation (unrealized depreciation on a gross investment-by-investment basis at the end of each calendar year) and all capital gains upon which prior performance-based capital gains incentive fee payments were previously made to the advisor.

For the three and nine months ended December 31, 2006, the Investment Adviser received $10,860 and $29,004 respectively, in base investment advisory and management fees and $9,046 and $25,898 respectively, in performance-based net investment income incentive fees from Apollo Investment. For the three and nine months ended December 31, 2005, the Investment Adviser received $6,421 and $16,222 respectively, in base investment advisory and management fees and $5,138 and $16,622 respectively, in performance-based net investment income incentive fees from Apollo Investment.

Apollo Investment has also entered into an Administration Agreement with Apollo Investment Administration, LLC (the “Administrator”) under which the Administrator provides administrative services for Apollo Investment. For providing these services, facilities and personnel, Apollo Investment reimburses the Administrator for Apollo Investment’s allocable portion of overhead and other expenses incurred by Apollo Administration in performing its obligations under the Administration Agreement, including rent and Apollo Investment’s allocable portion of its chief financial officer and chief compliance officer and their respective staffs. The Administrator will also provide, on Apollo Investment’s behalf, managerial assistance to those portfolio companies to which Apollo Investment is required to provide such assistance.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (unaudited) (continued)

(in thousands except share and per share amounts)

For the three and nine months ended December 31, 2006, the Administrator was reimbursed $338 and $928 respectively, from Apollo Investment on $501 and $2,002, respectively, of expenses accrued under the Administration Agreement. For the three and nine months ended December 31, 2005, the Administrator was reimbursed $298 and $757, respectively, from Apollo Investment on the $359 and $1,074, respectively, of expenses accrued under the Administration Agreement.

On April 14, 2005, Apollo Investment entered into an $800 million Senior Secured Revolving Credit Agreement (the “Credit Agreement”), among Apollo Investment, the lenders party thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent for the lenders. Effective December 29, 2005, lenders provided additional commitments in the amount of $100 million, increasing the total facility size to $900 million on the same terms and conditions as the existing commitments. On March 31, 2006, Apollo Investment Corporation amended and restated its $900 million senior secured, multi-currency, revolving credit facility due April 14, 2010. The amended Facility increased total commitments outstanding to $1.25 billion and extended the maturity date to April 13, 2011. The amended Facility also permits Apollo to seek additional commitments from new and existing lenders in the future, up to an aggregate amount not to exceed $2 billion. Pricing remains at 100 basis points over LIBOR. The Facility will be used to supplement Apollo’s equity capital to make additional portfolio investments. From time to time, certain of the lenders provide customary commercial and investment banking services to affiliates of Apollo Investment. JPMorgan also serves as custodian and fund accounting agent for Apollo Investment.

Note 4. Net Asset Value Per Share

At December 31, 2006, the Company’s total net assets and net asset value per share were $1,347,098 and $16.36, respectively. This compares to total net assets and net asset value per share at March 31, 2006 of $1,229,855 and $15.15, respectively.

Note 5. Earnings Per Share

The following information sets forth the computation of basic and diluted per share net increase in net assets resulting from operations for the three and nine months ended December 31, 2006 and December 31, 2005, respectively:

	Three months ended December 31, 2006	Three months ended December 31, 2005	Nine months ended December 31, 2006	Nine months ended December 31, 2005
Numerator for net increase in net assets per share resulting from operations:	$56,977	$33,546	$209,399	$78,116
Denominator for basic and diluted weighted average shares:	82,019,568	63,093,222	81,614,379	62,809,381
Basic and diluted net increase in net assets per share resulting from operations:	$0.69	$0.53	$2.57	$1.25

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (unaudited) (continued)

(in thousands except share and per share amounts)

Note 6. Investments

Investments and cash equivalents consisted of the following as of December 31, 2006 and December 31, 2005, respectively:

	December 31, 2006		December 31, 2005
	Cost	Fair Value	Cost	Fair Value
Subordinated Debt/Corporate Notes	$1,424,669	$1,471,119	$812,011	$808,764
Preferred Equity	47,907	48,551	—	—
Common Equity/Partnership Interests	60,116	173,977	69,652	85,321
Warrants	3,023	6,821	—	—
Bank Debt/Senior Secured Loans	575,533	549,049	454,410	456,144
Cash Equivalents	344,602	344,580	449,298	449,298

Totals	$2,455,850	$2,594,097	$1,785,371	$1,799,527

Note 7. Foreign Currency Borrowings

At December 31, 2006, the Company had outstanding non-US borrowings on its $1.25 billion multicurrency revolving credit facility denominated in euros and Canadian dollars. Unrealized appreciation (depreciation) on these outstanding borrowings is indicated in the table below:

Foreign Currency	Local Currency		Original Borrowing Cost	Current Value	Reset Date	Unrealized Appreciation (Depreciation)
Euro		€10,500	$12,707	$13,846	1/10/2007	$(1,139)
Euro		€10,090	12,489	13,305	1/11/2007	(816)
Euro		€42,500	56,599	56,043	1/12/2007	556
Euro		€15,200	19,055	20,043	1/16/2007	(988)
Euro		€45,525	55,071	60,032	1/22/2007	(4,961)
Euro		€15,000	18,141	19,780	1/22/2007	(1,639)
Euro		€25,061	30,246	33,047	1/24/2007	(2,801)
Canadian Dollar	C$	23,000	19,684	19,765	1/29/2007	(81)
Euro		€22,000	26,437	29,010	1/29/2007	(2,573)
Euro		€10,000	12,442	13,187	1/30/2007	(745)
Euro		€68,000	86,384	89,668	2/5/2007	(3,284)
Euro		€5,000	6,322	6,593	2/6/2007	(271)
Euro		€58,050	74,664	76,548	2/20/2007	(1,884)
Euro		€1,000	1,286	1,319	2/21/2007	(33)

			$431,527	$452,186		$(20,659)

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (unaudited) (continued)

(in thousands except share and per share amounts)

Note 8. Expense Offset Arrangement

The Company benefits from an expense offset arrangement with JPMorgan Chase Bank, N.A. (“custodian bank”) whereby the Company earns credits on any uninvested US dollar cash balances held by the custodian bank. These credits are applied by the custodian bank as a reduction of the monthly custody fees charged to the Company. The total amount of credits earned during the three and nine months ended December 31, 2006 is $17 and $82, respectively. The total amount of credits earned during the three and nine months ended December 31, 2005 is $30 and $30, respectively.

Note 9. Cash Equivalents

Pending investment in longer-term portfolio holdings, Apollo Investment makes temporary investments in U.S. Treasury bills (of varying maturities) and repurchase agreements as outlined in our prospectus. These temporary investments are deemed cash equivalents by us and are included in our Schedule of Investments. At the end of each fiscal quarter, the Company typically takes proactive steps to prospectively preserve investment flexibility in the next quarter which is assessed against the Company’s total assets at its most recent quarter end. The Company can accomplish this in many ways including its current practice of purchasing U.S. Treasury bills and closing out its position on a net cash basis subsequent to quarter end. The Company may also utilize repurchase agreements or other balance sheet transactions as it deems appropriate for this purpose and these amounts are excluded from total assets for purposes of computing the asset base upon which the management fee is determined. U.S. Treasury bills with maturities of greater than 60 days from the time of purchase are marked-to-market as per our valuation policy. U.S. Treasury bills settle “regular way” on trade date plus one.

Note 10. Repurchase Agreements

The Company enters into repurchase agreements as part of its investment program. The Company’s custodian takes possession of collateral pledged by the counterparty. The collateral is marked-to-market daily to ensure that the value, plus accrued interest, is at least equal to the repurchase price. In the event of default of the obligor to repurchase, the Company has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the counterparty to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings. There were no repurchase agreements outstanding at December 31, 2006.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Note 11. Financial Highlights

The following is a schedule of financial highlights for the nine months ended December 31, 2006 and the year ended March 31, 2006:

Per Share Data:

	Nine months ended December 31, 2006 (unaudited)	Year ended March 31, 2006
Net asset value, beginning of period	$15.15	$14.27

Net investment income	1.27	1.41
Net realized and unrealized gain	1.30	0.49

Net increase in net assets resulting from operations	2.57	1.90
Dividends to shareholders (1)	(1.42)	(1.62)
Effect of anti-dilution	0.06	0.61
Offering costs	—	(0.01)

Net asset value at end of period	$16.36	$15.15

Per share market value at end of period	$22.40	$17.81
Total return (2)	34.63%	12.94%
Shares outstanding at end of period	82,351,002	81,191,954

Ratio/Supplemental Data:
Net assets at end of period (in millions)	$1,347.1	$1,229.9
Ratio of net investment income to average net assets	8.12%	9.89%

Ratio of operating expenses to average net assets*	4.76%	5.64%
Ratio of credit facility related expenses to average net assets	2.09%	1.44%

Ratio of total expenses to average net assets*	6.85%	7.08%

Average debt outstanding	$602,057	$325,639 **
Average debt per share	$7.38	$5.10
Portfolio turnover ratio	26.3%	39.2%

(1)	Dividends and distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
(2)	Total return is based on the change in market price per share during the respective periods. It also takes into account dividends and distributions, if any, reinvested in accordance with the Company’s dividend reinvestment plan. Total return is not annualized.
*	For the nine months ended December 31, 2006 and the year ended March 31, 2006, incorporating the expense offset arrangement, the ratio of operating expenses to average net assets is 4.75% and 5.63%, respectively, and the ratio of total expenses to average net assets is 6.84% and 7.07%, respectively (see Note 8).
**	Average debt outstanding and per share is calculated from July 8, 2005 (the date of the Company’s first borrowing from its revolving credit facility) through March 31, 2006, and average debt per share is calculated as average debt outstanding divided by the average shares outstanding during the period (in 000’s).

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (unaudited) (continued)

(in thousands except share and per share amounts)

Information about our senior securities is shown in the following table as of each year ended March 31 since the Company commenced operations, unless otherwise noted. The “—” indicates information which the SEC expressly does not require to be disclosed for certain types of senior securities.

Class and Year	Total Amount Outstanding (1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
Revolving Credit Facility
Fiscal 2007 (as of December 31, 2006)	$926,434	$2,454	$—	N/A
Fiscal 2006	$323,852	$4,798	$—	N/A
Fiscal 2005	$0	$0	$—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented (in 000’s).
(2)	The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit.
(3)	The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it.
(4)	Not applicable, as senior securities are not registered for public trading.

Note 12. Credit Agreement and Borrowings

At March 31, 2006 and under the terms of the amended and restated Credit Agreement, the lenders agreed to extend credit to Apollo Investment in an aggregate principal or face amount not exceeding $1.25 billion at any one time outstanding. The Credit Agreement is a five-year revolving facility (with a stated maturity date of April 14, 2011) and is secured by substantially all of the assets in Apollo Investment’s portfolio, including cash and cash equivalents. Pricing is set at 100 basis points over LIBOR. The Credit Agreement contains affirmative and restrictive covenants, including: (a) periodic financial reporting requirements, (b) maintaining minimum shareholders’ equity of the greater of (i) 40% of the total assets of Apollo Investment and its subsidiaries as at the last day of any fiscal quarter and (ii) the sum of (A) $300 million plus (B) 25% of the net proceeds from the sale of equity interests in Apollo Investment after the closing date of the Credit Agreement, (c) maintaining a ratio of total assets, less total liabilities (other than indebtedness) to total indebtedness, in each case of Apollo Investment and its subsidiaries, of not less than 2.0:1.0, (d) maintaining minimum liquidity, (e) limitations on the incurrence of additional indebtedness, (f) limitations on liens, (g) limitations on investments (other than in the ordinary course of Apollo Investment’s business), (h) limitations on mergers and disposition of assets (other than in the normal course of Apollo Investment’s business activities) and (i) limitations on the creation or existence of agreements that permit liens on properties of Apollo Investment’s subsidiaries. In addition to the asset coverage ratio described in clause (c) of the preceding sentence, borrowings under the Credit Agreement (and the incurrence of certain other permitted debt) are subject to compliance with a borrowing base that applies different advance rates to different types of assets in Apollo Investment’s portfolio. The Credit Agreement currently provides for the ability of Apollo Investment to seek additional commitments from lenders in an aggregate amount of up to $750 million. The Credit Agreement is used to supplement Apollo Investment’s equity capital to make additional portfolio investments and for other general corporate purposes.

At December 31, 2006 and March 31, 2006, the Company had $926,434 (at value) and $323,852 (at value), respectively, drawn on its $1,250,000 revolving credit facility. The weighted average annual interest cost for the nine months ended December 31, 2006 was 5.48%, exclusive of 0.40% for commitment fees and for other prepaid expenses related to establishing the credit facility. This weighted average annual interest cost reflects the average interest cost for all borrowings, including EURIBOR, GBP LIBOR, CAD LIBOR, and USD LIBOR.

The average debt outstanding on the credit facility was $602,057 for the nine months ended December 31, 2006. The maximum amount borrowed during this period was $926,434. The remaining amount available under the facility was $323,566 at December 31, 2006.

At December 31, 2006, the Company was in compliance with all financial and operational covenants required by the Credit Agreement.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (unaudited) (continued)

(in thousands except share and per share amounts)

Note 13. Commitments and Contingencies

On October 12, 2006, the Company entered into a mezzanine investment with Serpering Investments B.V. (Casema), making an investment of €15,271. The Company also committed to making an additional investment of €16,879 at a later date, subject to various events and contingencies. This additional investment is currently expected to close in our fourth fiscal quarter.

Note 14. Subsequent Events

On January 18, 2007, we closed our follow-on equity offering and issued 18 million shares of common stock receiving approximately $385,744 in net proceeds after deducting underwriting discounts and commissions. The Company expects to use the net proceeds of the offering to make investments in portfolio companies, repay amounts outstanding under its senior credit facility, and for general corporate purposes.

In addition, on February 7, 2007 we issued 2.7 million shares of common stock to cover the underwriter’s over-allotment option on the January 18, 2007 equity offering receiving approximately $57,862 in net proceeds after deducting underwriting discounts and commissions.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Apollo Investment Corporation

We have reviewed the accompanying statements of assets and liabilities of Apollo Investment Corporation (the “Company”) as of December 31, 2006 and March 31, 2006, including the schedules of investments, the related statements of operations for the three and nine-month periods ended December 31, 2006 and December 31, 2005 and of cash flows for the nine-month periods ended December 31, 2006 and December 31, 2005 and the statements of changes in net assets for the nine-month period ended December 31, 2006 and for the year ended March 31, 2006. These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the statement of assets and liabilities as of March 31, 2006, and the related statements of operations, of cash flows and of changes in net assets for the year then ended, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of March 31, 2006 and the effectiveness of the Company’s internal control over financial reporting as of March 31, 2006; and in our report dated June 9, 2006, we expressed unqualified opinions thereon. The financial statements and management’s assessment of the effectiveness of internal control over financial reporting referred to above are not presented herein. In our opinion, the information set forth in the accompanying statement of assets and liabilities as of March 31, 2006, is fairly stated in all material respects in relation to the statement of assets and liabilities from which it has been derived.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 7, 2007

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Certain statements in this report that relate to estimates or expectations of our future performance or financial condition may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of investments that we expect to make;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	our expected financings and investments;

•	the adequacy of our cash resources and working capital; and

•	the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the Securities and Exchange Commission.

Overview

Apollo Investment was incorporated under the Maryland General Corporation Law in February 2004. We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). As such, we are required to comply with certain regulatory requirements. For instance, we generally have to invest at least 70% of our total assets in “qualifying assets,” including securities of private or thinly traded public U.S. companies, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. In addition, for federal income tax purposes we have elected to be treated as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended. Pursuant to this election and assuming we qualify as a RIC, we generally do not have to pay corporate-level federal income taxes on any income we distribute to our stockholders. On April 8, 2004, we completed our initial public offering as an externally managed, non-diversified, closed-end investment company that elected to be treated as a business development company under the 1940 Act. We commenced operations on April 8, 2004 upon receipt of $870 million in net proceeds from our initial public offering of common stock. On March 22, 2006, the Company closed on its second public offering and sold 17,250,000 shares of its common stock at a price of $17.85 per share, receiving $294 million in total net proceeds from the offering. And, most recently, on January 18, 2007, the Company closed on a follow-on offering selling 18,000,000 shares of its common stock at a price of $22.44 per share and received $386 million in total net proceeds.

Investments

Our level of investment activity can and does vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle market companies, the level of merger and acquisition activity for such companies, the general economic environment and the competitive environment for the types of investments we make. Over the last twenty-four months, we believe that the availability of senior debt capital from banks for middle market companies has generally increased and has put downward pressure on interest rate spreads at the same time that base interest rates have risen. We do not expect this increased availability of capital to impair our ability to make longer-term investment allocations with our capital.

As a business development company, we must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” The SEC recently adopted new rules under the 1940 Act to expand the definition of “eligible portfolio company” to include all private companies and companies whose securities are not listed on a national securities exchange. The new rules also will permit us to include as qualifying assets certain follow-on investments in companies that were eligible portfolio companies at the time of initial investment but that no longer meet the definition. The new rules became effective November 30, 2006. Due to this new rule, we will no longer be required to determine the eligibility of a portfolio company by reference to whether or not it has outstanding marginable securities.

In addition to the adoption of the rules described above, the SEC also proposed for comment a rule that would include as eligible portfolio companies certain public companies that have listed their securities on a national securities exchange, as long as their public float and/or market capitalization are below a specified level. We will continue to monitor closely any developments with respect to the definition of eligible portfolio company, and intend to adjust our investment focus as needed to comply with and/or take advantage of the new rules as well as any other regulatory, legislative, administrative or judicial actions in this area.

Revenue

We generate revenue primarily in the form of interest income from the debt securities we hold and capital gains, if any, on investment securities that we may acquire in portfolio companies. Our debt investments, whether in the form of mezzanine or senior secured loans, generally have a stated term of five to ten years and bear interest at a fixed rate or a floating rate usually determined on the basis of a benchmark: LIBOR, EURIBOR, GBP LIBOR, CAD LIBOR, or the prime rate. While U.S. subordinated debt and corporate notes typically accrue interest at fixed rates, some of these investments may include zero coupon, payment-in-kind (“PIK”) and/or step-up bonds that accrue income on a constant yield to call or maturity basis. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments provide for deferred interest payments or PIK. The principal amount of the debt securities and any accrued but unpaid interest generally becomes due at the maturity date. In addition, we may generate revenue in the form of dividends paid to us on equity investments as well as revenue in the form of commitment, origination, structuring and/or diligence fees, fees for providing managerial assistance and, if applicable, consulting fees, etc.

Expenses

All investment professionals of the investment adviser and their staff, when and to the extent engaged in providing investment advisory and management services to us, and the compensation and routine overhead expenses of that personnel which is allocable to those services are provided and paid for by Apollo Investment Management. We bear all other costs and expenses of our operations and transactions, including those relating to:

•	investment advisory and management fees;

•

expenses incurred by Apollo Investment Management payable to third parties, including agents, consultants or other advisors, in monitoring our financial and legal affairs and in monitoring our investments and performing due diligence on our prospective portfolio companies;

•	calculation of our net asset value (including the cost and expenses of any independent valuation firm);

•	direct costs and expenses of administration, including auditor and legal costs;

•	costs of preparing and filing reports or other documents with the SEC;

•	interest payable on debt, if any, incurred to finance our investments;

•	offerings of our common stock and other securities;

•	registration and listing fees;

•	fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments;

•	transfer agent and custodial fees;

•	taxes;

•	independent directors’ fees and expenses;

•	marketing and distribution-related expenses;

•	the costs of any reports, proxy statements or other notices to stockholders, including printing and postage costs;

•	our allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•	organization and offering; and

•

all other expenses incurred by us or Apollo Administration in connection with administering our business, such as our allocable portion of overhead under the administration agreement, including rent and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs.

We expect our general and administrative operating expenses related to our ongoing operations to remain generally stable or increase moderately in dollar terms, but decline slightly as a percentage of our total assets in future periods. Incentive fees, interest expense and costs relating to future offerings of securities, among others, would be additive.

Portfolio and Investment Activity

During the quarter ended December 31, 2006, we expected and saw seasonally high transaction volumes in a highly competitive marketplace. The market’s overall liquidity and investors’ appetite for yield continued to drive average credit spreads generally lower. Accordingly, we remained steadfast to our investment disciplines against our broad pipeline selecting the relatively few investment opportunities that met or exceeded our risk-reward standards. Gross investments totaled $233.9 million for the three months ended December 31, 2006 across 6 new and 2 existing portfolio companies. This compared to investing $257.3 million in 5 new and 2 existing portfolio companies for the three months ended December 31, 2005. Investment sales and pre-payment proceeds totaled $85.3 million during the quarter versus $102.6 million for the three months ended December 31, 2005.

At December 31, 2006, our net portfolio consisted of 54 companies with an average investment size exceeding $41 million. Overall portfolio composition was distributed 65% in subordinated debt, 2% in preferred equity, 8% in common equity and 25% in senior secured loans versus 42 portfolio companies invested 60% in subordinated debt, 6% in common equity and 34% in senior secured loans at December 31, 2005. Our targeted investment size typically ranges between $20 million and $150 million, although this investment size may vary proportionately as the size of our capital base changes.

The weighted average yields on our subordinated debt portfolio, senior secured loan portfolio and total debt portfolio were 13.6%, 12.7% and 13.4%, respectively, at December 31, 2006 versus 13.4%, 11.3% and 12.6%, respectively, at December 31, 2005.

Senior secured loans and European mezzanine loans typically accrue interest at variable rates determined on the basis of a benchmark: LIBOR, EURIBOR, GBP LIBOR, CAD LIBOR, or the prime rate, with stated maturities at origination that typically range from 5 to 10 years. While subordinated debt issued within the United States will typically accrue interest at fixed rates, some of these investments may include zero-coupon, PIK and/or step bonds that accrue income on a constant yield to call or maturity basis. At December 31, 2006, 58% or $1,203.8 million of our interest-bearing portfolio is fixed rate debt and 42% or $864.9 million is floating rate debt.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ materially. In addition to the discussion below, our critical accounting policies are further described in the notes to the financial statements.

Valuation of Portfolio Investments

As a business development company, we generally invest in illiquid securities including debt and equity securities of middle market companies. Under procedures established by our board of directors, we value investments, including certain subordinated debt, senior secured debt and other debt securities with maturities greater than 60 days, for which market quotations are readily available, at such market quotations. We obtain these market values from an independent pricing service or at the mean between the bid and ask prices obtained from at least two brokers or dealers (if available, otherwise by a principal market maker or a primary market dealer). Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value as determined in good faith by or under the direction of our board of directors. Such determination of fair values may involve subjective judgments and estimates. Investments purchased within 60 days of maturity are valued at cost plus accreted discount, or minus amortized premium, which approximates value. With respect to unquoted securities, our board of directors, together with our independent valuation advisers value each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, our board will use the pricing indicated by the external event to corroborate and/or assist us in our valuation. Because we expect that there will not be a readily available market for many of the investments in our portfolio, we expect to value many of our portfolio investments at fair value as determined in good faith by or under the direction of our board of directors using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

With respect to investments for which market quotations are not readily available, our board of directors has approved a multi-step valuation process each quarter, as described below:

•	our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals responsible for the portfolio investment;

•	preliminary valuation conclusions are then documented and discussed with our senior management;

•	independent valuation firms engaged by our board of directors conduct independent appraisals and review management’s preliminary valuations and their own independent assessment;

•

the audit committee of our board of directors reviews the preliminary valuation of our investment adviser and that of the independent valuation firms and responds and supplements the valuation recommendation of the independent valuation firm to reflect any comments; and

•

the board of directors discusses valuations and determines the fair value of each investment in our portfolio in good faith based on the input of our investment adviser, the respective independent valuation firms and the audit committee.

In September, 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) 157, Fair Value Measurements, which clarifies the definition of fair value and requires companies to expand their disclosure about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. Adoption of SFAS 157 requires the use of the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. At this time, the Company is in the process of reviewing the Standard against its current valuation policies to determine future applicability.

Revenue Recognition

We record interest income on an accrual basis to the extent that we expect to collect such amounts. For loans and debt securities with contractual PIK interest, which represents contractual interest accrued and added to the loan balance that generally becomes due at maturity, we will not accrue PIK interest if the portfolio company valuation indicates that the PIK interest is not collectible. We do not accrue as a receivable interest on loans and debt securities if we have reason to doubt our ability to collect such interest. Loan origination fees, original issue discount, and market discount are capitalized and then we amortize such amounts as interest income. Upon the prepayment of a loan or debt security, any unamortized loan origination fees are recorded as interest income. We record prepayment premiums on loans and debt securities as interest income when we receive such amounts.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

We measure realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees and prepayment penalties. Net change in unrealized appreciation or depreciation reflects the change in portfolio investment values during the reporting period, including the reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Within the context of these critical accounting policies, we are not currently aware of any reasonably likely events or circumstances that would result in materially different amounts being reported.

Results of Operations

Results comparisons are for the three and nine months ended December 2006 and December 2005.

Investment Income

Gross investment income totaled $71.1 million and $190.8 million, respectively for the three and nine months ended December 31, 2006 compared to $37.6 million and $110.4 million, respectively, for the three and nine months ended December 31, 2005. The increase in investment income for the three and nine months ended December 31, 2006 was primarily due to the continued growth and asset mix of our investment portfolio as compared to the year-ago period. A notable event impacting investment income in the current period included dividend income of $1.8 million from Sorenson Communications, Inc. Origination, closing and/or commitment fees associated with investments in portfolio companies are accreted into interest income over the respective terms of the applicable loans.

Expenses

Net expenses totaled $32.4 million and $86.6 million, respectively, for the three and nine months ended December 31, 2006 versus $17.0 million and $43.9 million, respectively, for the three and nine months ended December 31, 2005. Of these totals, for the three and nine months ended December 31, 2006, $7.2 million and $25.9 million, respectively, were performance-based incentive fees and $12.8 million and $26.7 million, respectively, were interest and other credit facility expenses. This compares to $5.1 million and $16.6 million in performance-based incentive fees and $4.2 million and $7.0 million in interest and other credit facility expenses for the three and nine months ended December 31, 2005. Expenses net of performance-based incentive fees, interest, and other credit facility expenses for the three months and nine months ended December 31, 2006 were $12.3 million and $34.0 million, respectively, versus $7.7 million and $20.3 million for the three and nine months ended December 31, 2005. These net expenses consist of base investment advisory and management fees, insurance expenses, administrative services expenses, professional fees, directors’ fees, audit and tax services expenses, and other general and administrative expenses. The increase in expenses was driven primarily by an increase in base investment advisory and management fees resulting from the growth of our investment portfolio. For the three and nine months ended December 31, 2006, excise tax expenses totaled $0.7 million. There was no excise tax expense for the three and nine months ended December 31, 2005.

Net Investment Income

The Company’s net investment income totaled $38.0 million and $103.6 million or $0.46 per share and $1.27 per share, respectively, for the three and nine months ended December 31, 2006. For the three and nine months ended December 31, 2005, the Company’s net investment income totaled $20.6 million and $66.5 million or $0.33 per share and $1.06 per share, respectively.

Net Realized Gains/Losses

The Company had investment sales totaling $85.3 million and $496.7 million, respectively, for the three and nine months ended December 31, 2006 versus $102.6 million and $361.3 million, respectively, for the three and nine months ended December 31, 2005. Total net realized losses and gains, respectively for the three and nine months ended December 31, 2006 were $0.5 million and $26.3 million versus total net realized gains for the three and nine months ended December 31, 2005 of $4.7 million and $10.9 million. Included in the total net realized gains or losses are currency losses of $3.5 million and $7.0 million, respectively, for the three and nine months ended December 31, 2006 versus currency gains of $2.6 million and $5.4 million for the three and nine months ended December 31, 2005.

Net Unrealized Appreciation (Depreciation) on Investments and Foreign Currencies

For the three and nine months ended December 31, 2006, the Company’s investments, foreign currencies and other assets and liabilities had a net increase in appreciation of $19.4 million and $79.5 million, respectively, versus a net increase in appreciation of $8.3 million and $0.7 million, respectively, for the three and nine months ended December 31, 2005. At December 31, 2006, net unrealized appreciation totaled $117.8 million, of which $144.3 million was attributable to net unrealized appreciation on our subordinated debt and private equity (after considering the effects of foreign currency borrowing/hedging for our non-U.S. investments) and $26.5 million was attributable to net unrealized depreciation on our bank debt/senior secured debt.

Net Increase in Net Assets From Operations

For the three and nine months ended December 31, 2006, the Company had a net increase in net assets resulting from operations of $57.0 million and $209.4 million, respectively, versus an increase of $33.5 million and $78.1 million for the three and nine months ended December 31, 2005, respectively. The net change in net assets from operations per share was $0.69 and $2.57, respectively, for the three and nine months ended December 31, 2006 versus $0.53 and $1.25 for the three and nine months ended December 31, 2005, respectively.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s liquidity and capital resources are generated primarily through its senior secured, multi-currency $1.25 billion, five-year credit facility maturing in April 2011 as well as from cash flows from operations, including investment sales and prepayments of senior and subordinated loans and income earned from investments and cash equivalents. At December 31, 2006, the Company has $926 million in borrowings outstanding and had $324 million available for its use. Subsequent to the quarter ended December 31, 2006, we closed our follow-on equity offering and issued 18 million shares of common stock on January 18, 2007 receiving $386 million in net proceeds after deducting underwriting discounts and commissions. In addition, on February 7, 2007 we issued 2.7 million shares of common stock to cover the underwriter’s over-allotment option on the January 18, 2007 equity offering receiving approximately $58 million in net proceeds after deducting underwriting discounts and commissions. In the future, the Company may raise additional equity or debt capital off its shelf registration or may securitize a portion of its investments. It may also further access $750 million of additional credit commitments available under the terms of its current credit facility and as the Company’s equity capital base grows further. The primary use of funds will be investments in portfolio companies, cash distributions to our shareholders and for other general corporate purposes.

Contractual Obligations

We have entered into two contracts under which we have future commitments: the investment advisory and management agreement, pursuant to which Apollo Investment Management has agreed to serve as our investment adviser, and the administration agreement, pursuant to which Apollo Administration has agreed to furnish us with the facilities and administrative services necessary to conduct our day-to-day operations and provide on our behalf managerial assistance to those portfolio companies to which we are required to provide such assistance. Payments under the investment advisory and management agreement are equal to (1) a percentage of the value of our gross assets and (2) a two-part incentive fee. Payments under the administration agreement are equal to an amount based upon our allocable portion of Apollo Administration’s overhead in performing its obligations under the administration agreement, including rent, technology systems, insurance and our allocable portion of the costs of our chief financial officer and chief compliance officer and their respective staffs. Either party may terminate each of the investment advisory and management agreement and administration agreement without penalty upon not more than 60 days’ written notice to the other. Please see Note 3 within our financial statements for more information.

Off-Balance Sheet Arrangements

On October 12, 2006, the Company entered into a mezzanine investment with Serpering Investments B.V. (Casema), making an investment of €15.3 million. The Company also committed to making an additional investment of €16.9 million at a later date, subject to various events and contingencies. This additional investment is currently expected to close in our fourth fiscal quarter.

At December 31, 2006, there are no additional off-balance sheet liabilities or other contractual obligations that are reasonably likely to have a current or future material effect on our financial condition, other than the investment advisory and management agreement and the administration agreement.

Dividends

Dividends paid to stockholders for the three and nine months ended December 31, 2006 totaled $41.0 million or $0.50 per share and $115.9 million or $1.42 per share, respectively. For the three and nine months ended December 31, 2005, dividends paid totaled $27.8 million or $0.44 per share and $74.1 million or $1.18 per share, respectively. Tax characteristics of all dividends will be reported to shareholders on Form 1099 after the end of the calendar year.

We have elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986. In order to maintain our status as a regulated investment company, we are required to (1) distribute at least 90% of our investment company taxable income and (2) distribute at least 98% of our income (both ordinary income and net capital gains) to avoid an excise tax. We also intend to make distributions of net realized capital gains, if any, at least annually.

We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, we may be limited in our ability to make distributions due to the asset coverage test for borrowings when applicable to us as a business development company under the Investment Company Act of 1940 and due to provisions in our credit facilities. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of our status as a regulated investment company. We cannot assure stockholders that they will receive any distributions or distributions at a particular level.

With respect to the dividends paid to shareholders, income from origination, structuring, closing, commitment and other upfront fees associated with investments in portfolio companies is treated as taxable income and accordingly, distributed to shareholders. For the three and nine months ended December 31, 2006, upfront fees totaling $2.6 million and $6.1 million, respectively, are being amortized into income over the lives of their respective loans. For the three and nine months ended December 31, 2005, upfront fees totaled $1.1 million and $3.4 million, respectively.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes. FIN 48 is effective for financial statements issued for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. We are continuing to review the FASB’s issuance of FIN 48 to determine if it will have a material impact on the Company’s financial condition or results of operations. At this time, we do not believe that the Interpretation will have a material impact on the Company’s financial condition or results of operations.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

We are subject to financial market risks, including changes in interest rates. During the three and nine months ended December 31, 2006, many of the loans in our portfolio had floating interest rates. These loans are usually based on a floating LIBO rate and typically have durations of one to six months after which they reset to current market interest rates. As the percentage of our mezzanine and other subordinated loans increase as a percentage of our total investments, we expect that more of the loans in our portfolio will have fixed rates. Accordingly, we may hedge against interest rate fluctuations by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the 1940 Act. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio of investments. During the three and nine months ended December 31, 2006, we did not engage in interest rate hedging activities.

Item 4. Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures

As of December 31, 2006 (the end of the period covered by this report), we, including our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) of the 1934 Act). Based on that evaluation, our management, including the Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures were effective and provided reasonable assurance that information required to be disclosed in our periodic SEC filings is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. However, in evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of such possible controls and procedures.

(b) Changes in Internal Controls Over Financial Reporting

Management has not identified any change in the Company’s internal control over financing reporting that occurred during the third quarter of fiscal 2007 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

We, Apollo Investment Management and Apollo Investment Administration are not currently subject to any legal proceedings.

Item 1A. Risk Factors

A restated description of the risk factors associated with our business is set forth below. This description includes any changes (whether or not material) to, and supersedes, the description of the risk factors associated with our business previously disclosed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

RISKS RELATING TO OUR BUSINESS AND STRUCTURE

We can offer no assurance that we will be able to replicate the success of Apollo’s private funds and our investment returns could be substantially lower than the returns achieved by those private funds.

Even though Apollo Investment Management is led by senior investment professionals of Apollo who apply the value-oriented philosophy and techniques used by the Apollo investment professionals in their private fund investing, our investment strategies and objectives differ from those of other private funds that are or have been managed by the Apollo investment professionals. Further, investors in Apollo Investment are not acquiring an interest in other Apollo funds. Further, while Apollo Investment may consider potential co-investment participation in portfolio investments with other Apollo funds, any such investment activity is subject to a number of limitations, including applicable allocation policies and regulatory limitations on certain types of co-investment activity. Certain types of negotiated co-investments may be made only if we receive an order from the SEC permitting us to do so. There can be no assurance that any such order will be obtained. Accordingly, we can offer no assurance that Apollo Investment will replicate Apollo’s historical success, and we caution you that our investment returns could be substantially lower than the returns achieved by those private funds.

We are dependent upon Apollo Investment Management’s key personnel for our future success and upon their access to Apollo’s investment professionals and partners.

We depend on the diligence, skill and network of business contacts of the senior management of Apollo Investment Management. Members of our senior management may depart at any time. For a description of the senior management team, see “Management.” We also depend, to a significant extent, on Apollo Investment Management’s access to the investment professionals and partners of Apollo and the information and deal flow generated by the Apollo investment professionals in the course of their investment and portfolio management activities. The senior management of Apollo Investment Management evaluates, negotiates, structures, closes and monitors our investments. Our future success depends on the continued service of the senior management team of Apollo Investment Management. The departure of any of our directors or the senior managers of Apollo Investment Management, or of a significant number of the investment professionals or partners of Apollo, could have a material adverse effect on our ability to achieve our investment objective. In addition, we can offer no assurance that Apollo Investment Management will remain our investment adviser or that we will continue to have access to Apollo’s partners and investment professionals or its information and deal flow.

Our financial condition and results of operation depend on our ability to manage future growth effectively.

Our ability to achieve our investment objective depends, in part, on our ability to grow, which depends, in turn, on Apollo Investment Management’s ability to identify, invest in and monitor companies that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of Apollo Investment Management’s structuring of the investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. The senior management team of Apollo Investment Management has substantial responsibilities under the investment advisory and management agreement, as well as in connection with their roles as officers of other Apollo funds. They may also be called upon to provide managerial assistance to our portfolio companies as principals of our administrator. These demands on their time may distract them or slow the rate of investment. In order to grow, we and Apollo Investment Management need to hire, train, supervise and manage new employees. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly competitive market for investment opportunities.

A number of entities compete with us to make the types of investments that we make in middle-market companies. We compete with public and private funds, commercial and investment banks, commercial financing companies, and, to the extent they provide an alternative form of financing, private equity funds. Additionally, because competition for investment opportunities generally has increased among alternative investment vehicles, such as hedge funds, those entities have begun to invest in areas they have not traditionally invested in, including investments in middle-market companies. As a result of these new entrants, competition for investment opportunities at middle-market companies has intensified and we expect that trend to continue. Some of our existing and potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this existing and increasing competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objective.

We do not seek to compete primarily based on the interest rates we offer, and we believe that some of our competitors make loans with interest rates that are comparable to or lower than the rates we offer.

We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss.

Any failure on our part to maintain our status as a business development company would reduce our operating flexibility.

If we do not remain a business development company, we might be regulated as a closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions under the 1940 Act and correspondingly decrease our operating flexibility.

We will be subject to corporate-level income tax if we are unable to qualify as a RIC.

To qualify as a RIC under the Code, we must meet certain source-of-income, asset diversification and annual distribution requirements. The annual distribution requirement for a RIC is satisfied if we distribute at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, to our stockholders on an annual basis. To the extent we use debt financing, we are subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to qualify as a RIC. If we are unable to obtain cash from other sources, we may fail to qualify as a RIC and, thus, may be subject to corporate-level income tax. To qualify as a RIC, we must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are in private companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we fail to qualify as a RIC for any reason and become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. Such a failure would have a material adverse effect on us and our stockholders.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we include in income certain amounts that we have not yet received in cash, such as original issue discount, which may arise if we receive warrants in connection with the making of a loan or possibly in other circumstances, or payment-in-kind interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount, which could be significant relative to Apollo Investment’s overall investment activities, or increases in loan balances as a result of payment-in-kind arrangements are included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we do not receive in cash.

That part of the incentive fee payable by us that relates to our net investment income is computed and paid on income that may include interest that has been accrued but not yet received in cash. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible.

Since in certain cases we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the tax requirement to distribute at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, to maintain our status as a RIC. Accordingly, we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements.

Regulations governing our operation as a business development company affect our ability to, and the way in which we, raise additional capital.

We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we are permitted, as a business development company, to issue senior securities only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous.

We are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock at a price below the current net asset value of the common stock, or sell warrants, options or rights to acquire such common stock at a price below the current net asset value of the stock, if our board of directors determines that such sale is in the best interests of Apollo Investment and its stockholders, and our stockholders approve Apollo Investment’s policy and practice of making such sales. In any such case, the price at which our securities are to be issued and sold may not be less than a price which, in the determination of our board of directors, closely approximates the market value of such securities (less any distributing commission or discount).

In addition to issuing securities to raise capital as described above, we may in the future seek to securitize our loans to generate cash for funding new investments. To securitize loans, we may create a wholly owned subsidiary and contribute a pool of loans to the subsidiary. This could include the sale of interests in the subsidiary on a non-recourse basis to purchasers who we would expect to be willing to accept a lower interest rate to invest in investment grade loan pools, and we would retain a portion of the equity in the securitized pool of loans. An inability to successfully securitize our loan portfolio could limit our ability to grow our business and fully execute our business strategy, and could decrease our earnings, if any. Moreover, the successful securitization of our loan portfolio might expose us to losses as the residual loans in which we do not sell interests may tend to be those that are riskier and more apt to generate losses.

We currently use borrowed funds to make investments and are exposed to the typical risks associated with leverage.

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We are exposed to increased risk of loss due to our use of debt to make investments. A decrease in the value of our investments will have a greater negative impact on the value of our common stock than if we did not use debt.

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Our ability to pay dividends will be restricted if our asset coverage ratio falls below at least 200% and any amounts that we use to service our indebtedness are not available for dividends to our common stockholders.

•	Our current and future debt securities are and may be governed by an indenture or other instrument containing covenants restricting our operating flexibility.

•	We, and indirectly our stockholders, bear the cost of issuing and servicing such securities.

•	Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock.

We fund a portion of our investments with borrowed money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.

Borrowings, also known as leverage, magnify the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in our securities. We entered into a credit agreement in April 2005 with institutional banks and other lenders to facilitate such borrowing. Our lenders have fixed dollar claims on our consolidated assets that are superior to the claims of our common stockholders. If the value of our consolidated assets increases, then leveraging would cause the net asset value to increase more sharply than it would have had we not leveraged. Conversely, if the value of our consolidated assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our consolidated income in excess of consolidated interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our consolidated income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock dividend payments. Leverage is generally considered a speculative investment technique.

Changes in interest rates may affect our cost of capital and net investment income.

Because we borrow money to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest these funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income. Our long-term fixed-rate investments are financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. Such techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. We have analyzed the potential impact of changes in interest rates on interest income net of interest expense. Assuming that the balance sheet were to remain constant and no actions were taken to alter the existing interest rate sensitivity, a hypothetical immediate 1% change in interest rates would have affected our net income over a one-year horizon. Although management believes that this estimated measure is indicative of our sensitivity to interest rate changes, it does not adjust for potential changes in credit quality, size and composition of the assets on the balance sheet and other business developments that could affect net increase in net assets resulting from operations, or net income. Accordingly, no assurances can be given that actual results would not differ materially from the potential outcome simulated by this estimate.

You should also be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to our investment adviser with respect to pre-incentive fee net investment income.

We need to raise additional capital to grow because we must distribute most of our income.

We may need additional capital to fund growth in our investments. We have issued equity securities and have borrowed from financial institutions. A reduction in the availability of new capital could limit our ability to grow. We must distribute at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, to our stockholders to maintain our regulated investment company status. As a result, such earnings are not available to fund investment originations. We expect to continue to borrow from financial institutions and issue additional debt and equity securities. If we fail to obtain funds from such sources or from other sources to fund our investments, it could limit our ability to grow, which may have an adverse effect on the value of our securities. In addition, as a business development company, we are generally required to maintain a ratio of at least 200% of total assets to total borrowings, which may restrict our ability to borrow in certain circumstances.

Many of our portfolio investments are recorded at fair value as determined in good faith by our board of directors and, as a result, there is uncertainty as to the value of our portfolio investments.

A large percentage of our portfolio investments are in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We value these securities quarterly at fair value as determined in good faith by our board of directors. However, we may be required to value our securities at fair value as determined in good faith by our board of directors to the extent necessary to reflect significant events affecting the value of our securities. Our board of directors utilizes the services of several independent valuation firms to aid it in determining the fair value of these securities. The types of factors that may be considered in fair value pricing of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Our net asset value could be adversely affected if our determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such securities.

The lack of liquidity in our investments may adversely affect our business.

We generally make investments in private companies. Substantially all of these securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. In addition, we may face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we or an affiliated manager of Apollo has material non-public information regarding such portfolio company.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including the interest rate payable on the debt securities we acquire, the default rate on such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

There are significant potential conflicts of interest which could impact our investment returns.

Our executive officers and directors, and the partners of our investment adviser, Apollo Investment Management, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders. Moreover, we note that, notwithstanding the difference in principal investment objectives between Apollo Investment and other Apollo funds, such other Apollo sponsored funds, including new affiliated potential pooled investment vehicles or managed accounts not yet established, have and may from time to time have overlapping investment objectives with those of Apollo Investment and, accordingly, invest in, whether principally or secondarily, asset classes similar to those targeted by Apollo Investment. To the extent such other investment vehicles have overlapping investment objectives, the scope of opportunities otherwise available to us may be adversely affected and/or reduced. As a result, the partners of Apollo Investment Management may face conflicts in their time management and commitments as well as in the allocation of investment opportunities to other Apollo funds. We do not anticipate making an initial investment in any portfolio company in which Apollo or any affiliate has a pre-existing investment. In addition, in the event such investment opportunities are allocated among Apollo Investment and other investment vehicles affiliated with Apollo Investment Management, our desired investment portfolio may be adversely affected. Although Apollo Investment Management endeavors to allocate investment opportunities in a fair and equitable manner, it is possible that we may not be given the opportunity to participate in certain investments made by investment funds managed by investment managers affiliated with Apollo Investment Management.

Apollo Investment Management and its affiliates and investment managers may determine that an investment is appropriate both for us and for one or more other funds. In such event, depending on the availability of such investment and other appropriate factors, Apollo Investment Management may determine that we should invest on a side-by-side basis with one or more other funds. We do not anticipate making an initial investment in any portfolio company in which Apollo or any affiliate has a pre-existing investment. We may make all such investments subject to compliance with applicable regulations and interpretations, and our allocation procedures. Certain types of negotiated co-investments may be made only if we receive an order from the SEC permitting us to do so. There can be no assurance that any such order will be obtained.

In the course of our investing activities, we pay management and incentive fees to Apollo Investment Management, and reimburse Apollo Investment Management for certain expenses it incurs. As a result, investors in our common stock invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments. As a result of this arrangement, there may be times when the management team of Apollo Investment Management has interests that differ from those of our stockholders, giving rise to a conflict.

Apollo Investment Management receives a quarterly incentive fee based, in part, on our pre-incentive fee income, if any, for the immediately preceding calendar quarter. This incentive fee is subject to a quarterly hurdle rate before providing an incentive fee return to the investment adviser. To the extent we or Apollo Investment Management are able to exert influence over our portfolio companies, the quarterly pre-incentive fee may provide Apollo Investment Management with an incentive to induce our portfolio companies to accelerate or defer interest or other obligations owed to us from one calendar quarter to another.

We have entered into a royalty-free license agreement with Apollo, pursuant to which Apollo has agreed to grant us a non-exclusive license to use the name “Apollo.” Under the license agreement, we have the right to use the “Apollo” name for so long as Apollo Investment Management or one of its affiliates remains our investment adviser. In addition, we rent office space from Apollo Administration, an affiliate of Apollo Investment Management, and pay Apollo Administration our allocable portion of overhead and other expenses incurred by Apollo Administration in performing its obligations under the administration agreement, including our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs, which can create conflicts of interest that our board of directors must monitor.

Changes in laws or regulations governing our operations may adversely affect our business.

We and our portfolio companies are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Accordingly, any change in these laws or regulations could have a material adverse affect on our business.

RISKS RELATED TO OUR INVESTMENTS

We may not realize gains from our equity investments.

When we invest in mezzanine or senior secured loans, we have and may continue to acquire warrants or other equity securities as well. In addition, we may invest directly in the equity securities of portfolio companies. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Our portfolio is concentrated in a limited number of portfolio companies, which subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt securities.

As of December 31, 2006, we have investments in 54 companies. A consequence of this limited number of investments is that the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Beyond our income tax diversification requirements, we do not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies.

Our investments in prospective portfolio companies may be risky, and you could lose all or part of your investment.

Investment in middle-market companies involves a number of significant risks, including:

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these companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

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they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

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they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us; and

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they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers, directors and our investment adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay our loans during these periods. Therefore, our non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of our portfolio companies were to go bankrupt, even though we or one of our affiliates may have structured our interest as senior debt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to that of other creditors.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in order to: (1) increase or maintain in whole or in part our equity ownership percentage; (2) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing or (3) attempt to preserve or enhance the value of our investment.

We may elect not to make follow-on investments or otherwise lack sufficient funds to make those investments. We have the discretion to make any follow-on investments, subject to the availability of capital resources. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities, or because we are inhibited by compliance with business development company requirements or the desire to maintain our tax status.

Because we generally do not hold controlling equity interests in our portfolio companies, we may not be in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.

Although we may do so in the future, to date we have not taken controlling equity positions in our portfolio companies. As a result, we are subject to the risk that a portfolio company may make business decisions with which we disagree, and the stockholders and management of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company, and may therefore suffer a decrease in the value of our investments.

An investment strategy focused primarily on privately-held companies presents certain challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns.

We have invested and will continue to invest primarily in privately-held companies. Generally, little public information exists about these companies, and we are required to rely on the ability of Apollo Investment Management’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. Also, privately-held companies frequently have less diverse product lines and smaller market presence than larger competitors. These factors could affect our investment returns.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

We have invested and intend to invest primarily in mezzanine and senior debt securities issued by our portfolio companies. The portfolio companies usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company. In addition, we may not be in a position to control any portfolio company by investing in its debt securities. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.

Our incentive fee may induce Apollo Investment Management to make certain investments, including speculative investments.

The incentive fee payable by us to Apollo Investment Management may create an incentive for Apollo Investment Management to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to our investment adviser is determined, which is calculated as a percentage of the return on invested capital, may encourage our investment adviser to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the holders of our common stock, including investors in offerings of common stock, securities convertible into our common stock or warrants representing rights to purchase our common stock or securities convertible into our common stock pursuant to this prospectus. In addition, the investment adviser receives the incentive fee based, in part, upon net capital gains realized on our investments. Unlike the portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. As a result, the investment adviser may have a tendency to invest more in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

The incentive fee payable by us to Apollo Investment Management also may create an incentive for Apollo Investment Management to invest on our behalf in instruments that have a deferred interest feature. Under these investments, we would accrue the interest over the life of the investment but would not receive the cash income from the investment until the end of the term. Our net investment income used to calculate the income portion of our investment fee, however, includes accrued interest. Thus, a portion of this incentive fee would be based on income that we have not yet received in cash.

We may invest, to the extent permitted by law, in the securities and instruments of other investment companies, including private funds, and, to the extent we so invest, will bear our ratable share of any such investment company’s expenses, including management and performance fees. We will also remain obligated to pay management and incentive fees to Apollo Investment Management with respect to the assets invested in the securities and instruments of other investment companies. With respect to each of these investments, each stockholder of Apollo Investment will bear his or her share of the management and incentive fee of Apollo Investment Management as well as indirectly bearing the management and performance fees and other expenses of any investment companies in which Apollo Investment invests.

Our investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates that a portion of our investments may be in securities of foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Although most of our investments are denominated in U.S. dollars, our investments that are denominated in a foreign currency are subject to the risk that the value of a particular currency may change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but we can offer no assurance that we will, in fact, hedge currency risk or, that if we do, such strategies will be effective.

If we engage in hedging transactions, we may expose ourselves to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transaction may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

While we may enter into transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations.

Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock.

The Maryland General Corporation Law, our charter and our bylaws contain provisions that may discourage, delay or make more difficult a change in control of Apollo Investment or the removal of our directors. We are subject to the Maryland Business Combination Act, subject to any applicable requirements of the 1940 Act. Our board of directors has adopted a resolution exempting from the Business Combination Act any business combination between us and any other person, subject to prior approval of such business combination by our board of directors, including approval by a majority of our disinterested directors. If the resolution exempting business combinations is repealed or our board of directors does not approve a business combination, the Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer. Our bylaws exempt from the Maryland Control Share Acquisition Act acquisitions of our common stock by any person. If we amend our bylaws to repeal the exemption from the Control Share Acquisition Act, the Control Share Acquisition Act also may make it more difficult for a third party to obtain control of us and increase the difficulty of consummating such an offer.

We have also adopted other measures that may make it difficult for a third party to obtain control of us, including provisions of our charter classifying our board of directors in three classes serving staggered three-year terms, and provisions of our charter authorizing our board of directors to classify or reclassify shares of our stock in one or more classes or series, to cause the issuance of additional shares of our stock, and to amend our charter, without stockholder approval, to increase or decrease the number of shares of stock that we have authority to issue. These provisions, as well as other provisions of our charter and bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders.

RISKS RELATING TO AN INVESTMENT IN OUR COMMON STOCK

Investing in our securities may involve an above average degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive, therefore, an investment in our securities may not be suitable for someone with a low risk tolerance.

There is a risk that investors in our equity securities may not receive dividends or that our dividends may not grow over time and that investors in our debt securities may not receive all of the interest income to which they are entitled.

We intend to make distributions on a quarterly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage test applicable to us as a business development company, we may be limited in our ability to make distributions. Finally, if more stockholders opt to receive cash dividends rather than participate in our dividend reinvestment plan, we may be forced to liquidate some of our investments and raise cash in order to make dividend payments.

Our shares may trade at discounts from net asset value or at premiums that are unsustainable over the long term.

Shares of business development companies may trade at a market price that is less than the net asset value that is attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value or at premiums that are unsustainable over the long term are separate and distinct from the risk that our net asset value will decrease. It is not possible to predict whether the shares offered hereby will trade at, above, or below net asset value.

The market price of our securities may fluctuate significantly.

The market price and liquidity of the market for our securities may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•

significant volatility in the market price and trading volume of securities of business development companies or other companies in our sector, which are not necessarily related to the operating performance of these companies;

•	changes in regulatory policies or tax guidelines, particularly with respect to RICs or business development companies;

•	loss of RIC status;

•	changes in earnings or variations in operating results;

•	changes in the value of our portfolio of investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	departure of Apollo Investment Management’s key personnel;

•	operating performance of companies comparable to us;

•	general economic trends and other external factors; and

•	loss of a major funding source.

We may allocate the net proceeds from future offerings in ways with which you may not agree.

We have significant flexibility in investing the net proceeds of offerings and may use the net proceeds from offerings in ways with which you may not agree or for purposes other than those contemplated at the time of the offering.

We may be unable to invest the net proceeds raised from offerings on acceptable terms, which would harm our financial condition and operating results.

Until we identify new investment opportunities, we intend to either invest the net proceeds of future offerings in interest-bearing deposits or other short-term instruments or use the net proceeds from such offerings to reduce then-outstanding obligations under our credit facility. We cannot assure you that we will be able to find enough appropriate investments that meet our investment criteria or that any investment we complete using the proceeds from an offering will produce a sufficient return.

Sales of substantial amounts of our securities may have an adverse effect on the market price of our securities.

Sales of substantial amounts of our securities, or the availability of such securities for sale, could adversely affect the prevailing market prices for our securities. If this occurs and continues, it could impair our ability to raise additional capital through the sale of securities should we desire to do so.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Submission of Matters to a Vote of Security Holders

None.

Item 5. Other Information

None.

Item 6. Exhibits

(a) Exhibits

Listed below are the exhibits that are filed as part of this report (according to the number assigned to them in Item 601 of Regulation S-K):

3.1	Articles of Amendment and Restatement, as amended (1)

3.2	Amended and Restated Bylaws (5)

4.1	Form of Stock Certificate (3)

10.1	Investment Advisory Management Agreement between Registrant and Apollo Investment Management, L.P. (2)

10.1(b)	Supplement to the Investment Advisory Management Agreement between Registrant and Apollo Investment Management, L.P. (5)

10.2	Administration Agreement between Registrant and Apollo Investment Administration, LLC (2)

10.3	Dividend Reinvestment Plan (3)

10.4	Custodian Agreement (3)

10.5	License Agreement between the Registrant and Apollo Management, L.P. (2)

10.6	Form of Transfer Agency and Service Agreement (2)

10.7	Amended and Restated Senior Secured Revolving Credit Agreement (4)

22.1	Proxy Statement (6)

31.1*	Certification of Chief Executive Officer Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934.

31.2*	Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934.

32.1*	Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

32.2*	Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

*	Filed herewith.
(1)	Incorporated by reference from the Registrant’s post-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form N-2, filed on August 14, 2006.
(2)	Incorporated by reference from the Registrant’s pre-effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933, as amended, on Form N-2, filed on April 1, 2004.
(3)	Incorporated by reference from the Registrant’s pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form N-2, filed on March 12, 2004.
(4)	Incorporated by reference from the Registrant’s Form 8-K filed on April 4, 2006.
(5)	Incorporated by reference from the Registrant’s Form 10-K filed on June 12, 2006.
(6)	Incorporated by reference from the Registrant’s 14A filed on June 26, 2006.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on February 7, 2007.

APOLLO INVESTMENT CORPORATION

By:	/s/ JOHN J. HANNAN

John J. Hannan
Chief Executive Officer and Director

By:	/s/ RICHARD L. PETEKA

Richard L. Peteka
Chief Financial Officer and Treasurer

Exhibit 31.1

CERTIFICATION PURSUANT TO SECTION 302

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, John J. Hannan, Chief Executive Officer of Apollo Investment Corporation, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Apollo Investment Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated this day of February 7, 2007

/s/ JOHN J. HANNAN
Chief Executive Officer

Exhibit 31.2

CERTIFICATION PURSUANT TO SECTION 302

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Richard L. Peteka, Chief Financial Officer and Treasurer of Apollo Investment Corporation, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Apollo Investment Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated this day of February 7, 2007

/s/ RICHARD L. PETEKA
Chief Financial Officer and Treasurer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the period ended December 31, 2006 (the “Report”) of APOLLO INVESTMENT CORPORATION (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, JOHN J. HANNAN, the Chief Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ JOHN J. HANNAN
Name:	John J. Hannan
Date:	February 7, 2007

EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the period ended December 31, 2006 (the “Report”) of APOLLO INVESTMENT CORPORATION (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, RICHARD L. PETEKA, the Chief Financial Officer and Treasurer of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ RICHARD L. PETEKA
Name:	Richard L. Peteka
Date:	February 7, 2007